UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 30, 2014, M-tron Industries, Inc. ("Mtron"), a wholly owned subsidiary of The LGL Group, Inc., entered into a Loan Agreement, dated as of September 30, 2014 (the "Loan Agreement"), with City National Bank of Florida (the "Bank").  The Loan Agreement provides for a revolving line of credit in the amount of $3,000,000 (the "Revolving Loan"). The Revolving Loan bears interest at a variable rate equal to 30-day LIBOR plus two hundred (200) basis points to be set on the first day of each month. The Revolving Loan is collateralized by funds required to be deposited in a demand deposit account to be held at the Bank in an amount at least equal to any outstanding amounts under the Revolving Loan.
In connection with the execution of the Loan Agreement, Mtron also entered into a Cash Collateral Agreement (the "Cash Collateral Agreement) with the Bank and delivered a Revolving Promissory Note (the "Revolving Promissory Note") in the principal amount of $3,000,000 to the Bank. The Cash Collateral Agreement provides that the Bank will hold the deposit collateral in a non-interest bearing deposit account.  Provided that Mtron is not in default of any of its obligations under the Loan Agreement, Revolving Promissory Note or the Cash Collateral Agreement, the funds deposited by Mtron under the Cash Collateral Agreement are available for use by Mtron, except that the Bank is not obligated to make disbursements to Mtron if the balance of the deposited funds would be less than the outstanding principal amount under the Revolving Promissory Note.
Under the terms of the Loan Agreement and the Revolving Promissory Note, Mtron may make borrowings under the Revolving Loan until September 30, 2016, unless the term of the Revolving Promissory Note is extended.
The Loan Agreement, Revolving Promissory Note and Cash Collateral Agreement provide for customary events of default including but not limited to payment defaults, breach of other obligations under the Loan Agreement, Revolving Promissory Note and Cash Collateral Agreement, bankruptcy or insolvency, material default with respect to any obligation owed to the Bank and default with respect to other material indebtedness.
The foregoing descriptions of the Loan Agreement, the Revolving Promissory Note and the Cash Collateral Agreement are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.
Item 2.03.                          Creation of a Direct Financial Obligation or an Obligation under an Off-  Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
10.1	Loan Agreement, dated September 30, 2014, by and between M-tron Industries, Inc., and City National Bank of Florida.
10.2	Revolving Promissory Note, dated September 30, 2014, by and between M-tron Industries, Inc., and City National Bank of Florida.
10.3	Cash Collateral Agreement, dated September 30, 2014, by and between M-tron Industries, Inc., and City National Bank of Florida.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 2, 2014	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Loan Agreement, dated September 30, 2014, by and between M-tron Industries, Inc., and City National Bank of Florida.
10.2	Revolving Promissory Note, dated September 30, 2014, by and between M-tron Industries, Inc., and City National Bank of Florida.
10.3	Cash Collateral Agreement, dated September 30, 2014, by and between M-tron Industries, Inc., and City National Bank of Florida.